Exhibit 26(n)(i)

Auditor Consent – Price WaterhouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-6 of our report dated April 26, 2016, relating to the financial statements of WRL Series Life Account and to the use of our report dated April 26, 2016, relating to the financial statements of Transamerica Premier Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.
/s/PricewaterhouseCoopers LLP

Chicago, Illinois
 April 27, 2016